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                                                                     EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KLA-TENCOR CORPORATION", FILED IN THIS OFFICE ON THE TWELFTH DAY OF JANUARY, A.D. 2001, AT 9 O'CLOCK A.M.


                             [SEAL]    /s/ HARRIET SMITH WINDSOR
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

0814199 8100                           AUTHENTICATION: 0932528

010037785                                       DATE: 01-24-01

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/12/2001
010022228 - 0814199

                               STATE OF DELAWARE
                         CERTIFICATION OF AMENDMENT OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             KLA-TENCOR CORPORATION

     KLA-Tencor Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. That the board of directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certification of Incorporation of said corporation:

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be amended by changing Article thereof numbered "FOURTH" so that, as amended, said Article shall be read as follows:

     "FOURTH: The aggregate number of shares of stock which the corporation shall have authority to issue shall be 501,000,000 shares, with the par value of each of such shares being $0.001. These shares shall be divided into the following classes:

     (1)  500,000,000 shares shall be designated as Common Stock; and

     (2)  1,000,000 shares shall be designated as Preferred Stock.

     The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock."
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     2.   That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     3. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

     4. That the capital of said corporation will not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said KLA-Tencor Corporation has caused this certificate to be signed by JOHN H. KISPERT, its Chief Financial Officer, and STUART J. NICHOLS, its Assistant Secretary, this 10 day of January 2001.


                                        /s/ JOHN H. KISPERT
                                        -----------------------------
                                        JOHN H. KISPERT
                                        Chief Financial Officer


                                        /s/ STUART J. NICHOLS
                                        -----------------------------
                                        STUART J. NICHOLS
                                        Assistant Secretary